                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                             The Brink's Company
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:


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    2) Form, Schedule or Registration Statement No.:


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    3) Filing Party:


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    4) Date Filed:


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



[THE BRINK'S COMPANY LOGO]                              The Brink's Company
                                                        1801 Bayberry Court
                                                        P.O. Box 18100
                                                        Richmond, VA 23226-8100

MICHAEL T. DAN
Chairman,
President and Chief Executive Officer

                                                                  March 25, 2005

To Our Shareholders:

    You are cordially invited to attend the annual meeting of shareholders of The Brink's Company to be held at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York, on Friday, May 6, 2005, at 1:00 p.m., local time.

    You will be asked to: (i) elect one director for a term of one year and three directors for a term of three years; (ii) approve independent public accountants for 2005; (iii) approve the material terms of the performance goals under The Brink's Company Management Performance Improvement Plan; and
(iv) approve The Brink's Company 2005 Equity Incentive Plan.

    It is important that you vote, and we urge you to complete, sign, date and return the enclosed proxy in the envelope provided.

    We appreciate your prompt response and cooperation.

                                           Sincerely,

                                           /s/ Michael Dan

                          [THE BRINK'S COMPANY LOGO]

                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 2005

                              -------------------

    Notice Is Hereby Given that the annual meeting of shareholders of THE BRINK'S COMPANY will be held on May 6, 2005, at 1:00 p.m., local time, at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York, for the following purposes:

        1. To elect one director for a term expiring in 2006 and three directors for a term expiring in 2008.

        2. To approve the selection of KPMG LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year 2005.

        3. To approve the material terms of the performance goals under The Brink's Company Management Performance Improvement Plan.

        4. To approve The Brink's Company 2005 Equity Incentive Plan set forth as Exhibit A.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The close of business on March 15, 2005 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting.

    Whether or not you expect to attend the annual meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. We appreciate your prompt response.

                                               Austin F. Reed
                                               Secretary

March 25, 2005

    The Annual Report to Shareholders, including financial statements, is being mailed to shareholders, together with these proxy materials, commencing on or about March 25, 2005.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                              THE BRINK'S COMPANY

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Brink's Company (the "Company") of proxies from holders of the Company's common stock (hereinafter "Brink's Common Stock"), to be voted at the annual meeting of shareholders to be held on May 6, 2005, at 1:00 p.m., local time, at the InterContinental The Barclay New York, 111 East 48th Street, New York, New York (and at any adjournment thereof), for the purposes set forth in the accompanying notice of such meeting.

    The close of business on March 15, 2005, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof. On March 15, 2005, the Company had outstanding 56,734,041 shares of Brink's Common Stock, the holders thereof being entitled to one vote per share on all matters that the Board of Directors knows will be presented for consideration at the annual meeting.

    This Proxy Statement and the accompanying form of proxy and Annual Report to Shareholders are being mailed to shareholders commencing on or about March 25, 2005. The mailing address of the principal executive office of the Company is 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100.

    The election of directors, the selection of independent public accountants, the approval of the material terms of the performance goals under The Brink's Company Management Performance Improvement Plan and the approval of The Brink's Company 2005 Equity Incentive Plan are the only matters that the Board of Directors knows will be presented for consideration at the annual meeting. The shares of Brink's Common Stock represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors on these matters unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares of Brink's Common Stock will be voted in accordance with the specification so made. As to any other business that may properly come before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

    The Company's bylaws provide that the chairman of the annual meeting will determine the order of business at the annual meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the annual meeting, and business not properly brought before the annual meeting will not be transacted.

    The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later time. A proxy may also be revoked by attendance at the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute a revocation.

    Votes cast by shareholders will be treated as confidential in accordance with a policy approved by the Board of Directors. Shareholder votes at the annual meeting will be tabulated by the Company's transfer agent, EquiServe Trust Company, N.A.

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, exercising their good faith business judgment of the best interests of the Company. Members of the Board are kept informed of the Company's business by various reports sent to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and Chief Executive Officer and other officers and members of management. During 2004, the Board met six times.

AUDIT AND ETHICS COMMITTEE

    The Audit and Ethics Committee (the "Audit Committee"), established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), oversees the integrity of regular financial reports and other financial information provided by the Company to the Securities and Exchange Commission (the "SEC") or the public, recommends the selection by shareholders at their annual meeting of a firm of independent public accountants, confers with the Company's independent public accountants to review the plan and scope of their proposed audit as well as their findings and recommendations upon the completion of the audit, and meets with the independent public accountants and with appropriate Company financial personnel and internal auditors regarding the Company's internal controls, practices and procedures. The Audit Committee also oversees the Company's legal and business ethics compliance programs. The Audit Committee currently consists of Mr. Sloane, as Chairman, and Messrs. Barker, Breslawsky, Brinzo and Gross, none of whom is an officer or employee of the Company or any of its subsidiaries. The Board has examined the composition of the Audit Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange. The Board of Directors has identified James R. Barker, Marc C. Breslawsky, John S. Brinzo, Ronald M. Gross and Carl S. Sloane as "Audit Committee financial experts" as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002. None of the Company's Audit Committee members simultaneously serve on more than one other public company audit committee. The Audit Committee met eleven times during 2004.

    The Audit Committee has adopted procedures for pre-approving certain specific audit and non-audit services provided by the independent auditor. The pre-approved services are described in detail under three categories: audit and audit-related, tax services and agreed upon procedures. Requests for services are reviewed by the Company's Legal Department and Finance Department to ensure that they satisfy the requirements of the pre-approval policy. The Audit Committee is provided a detailed update at each regular meeting as to independent auditor engagements.

COMPENSATION AND BENEFITS COMMITTEE

    The Compensation and Benefits Committee (the "Compensation Committee") is responsible for establishing and reviewing policies governing salaries, incentive compensation and the terms and conditions of employment of senior executives and other key employees of the Company, in addition to oversight of the Company's stock option plans for employees and similar plans which may be maintained from time to time by the Company. The Compensation Committee currently consists of Mr. Barker, as Chairman, and Messrs. Ackerman, Broadhead and Grinstein, none of whom is an officer or employee of the Company or any of its subsidiaries. The Board has examined the composition of the Compensation Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange. The Compensation Committee met four times during 2004.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

    The Corporate Governance and Nominating Committee (the "Corporate Governance Committee") oversees the governance of the Company and recommends to the Board nominees for election as directors and as senior executive officers of the Company, as well as reviewing the performance of incumbent directors in determining whether to recommend them to the Board for renomination. The Corporate Governance Committee currently consists of Mr. Gross, as Chairman, Mrs. Alewine and Messrs. Grinstein and Turner, none of whom is an officer or employee of the Company or any of its subsidiaries. The Board has examined the composition of the Corporate Governance Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange. The Corporate Governance Committee met six times during 2004.

FINANCE COMMITTEE

    The Finance Committee recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, including those relating to matters that may affect the financial strength of the Company. The Finance Committee currently consists of Mr. Ackerman, as Chairman, and Messrs. Breslawsky, Brinzo and Turner, none of whom is an officer or employee of the Company or any of its subsidiaries. The Finance Committee met four times during 2004.

PENSION COMMITTEE

    The Pension Committee is responsible for the oversight of the Company's Pension-Retirement Plan and 401(k) Plan and any similar plans that may be maintained from time to time by the Company. The Pension Committee also has general oversight responsibility for pension plans maintained by foreign and other subsidiaries of the Company. The Pension Committee has authority to adopt amendments to the Company's Pension-Retirement Plan, Pension Equalization Plan and 401(k) Plan. In carrying out these responsibilities, the Pension Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, including the Company's Administrative Committee, as well as outside experts retained in connection with the administration of those plans. The Pension Committee currently consists of Mr. Broadhead, as Chairman, Mrs. Alewine and Mr. Sloane, none of whom is an officer or employee of the Company or any of its subsidiaries. The Pension Committee met four times during 2004.

EXECUTIVE COMMITTEE

    The Executive Committee of the Board may exercise substantially all the authority of the Board during the intervals between the meetings of the Board. The Executive Committee currently consists of Mr. Dan, as Chairman, and all other directors, except that a quorum of the Executive Committee consists of one-third of the number of members of the Executive Committee, three of whom must not be employees of the Company or any of its subsidiaries. The Executive Committee met once during 2004.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

    The non-management members of the Board of Directors meet regularly without management present. The Board of Directors has determined, as provided in the Company's Corporate Governance Policies, that there is no need to designate a lead outside director to chair their executive sessions. Each executive session, or portion thereof, is chaired by the chairman of the Board committee that has primary responsibility over the matter under discussion during the executive session or portion thereof.

DIRECTOR ATTENDANCE AT MEETINGS

    During 2004, all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which they served.

  Director Attendance at Annual Meeting

    The Company has no formal policy with regard to Board members' attendance at annual meetings. Seven of the ten directors then in office attended the 2004 annual meeting of shareholders.

BOARD INDEPENDENCE

    For a director to be deemed "independent," the Board of Directors of the Company must affirmatively determine that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board of Directors applies the following standards:

        1. A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer, of the Company, is not independent. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following such employment.

        2. A director who has received, or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service), is not independent. Compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer will not count toward the $100,000 limitation.

        3. (A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company's internal or external auditor; (B) a director who is a current employee of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time, in any such instance ((A)-(D)) is not independent.

        4. A director who is, or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee, is not independent.

        5. A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not independent.

DIRECTOR NOMINATING PROCESS

    The Company's Corporate Governance Policies contain information concerning the responsibilities of the Corporate Governance Committee with respect to identifying and evaluating the director candidates. Both the Corporate Governance Committee Charter and the Corporate Governance Policies are published on the Company's Internet website at www.brinkscompany.com. All members of the Corporate Governance Committee are independent as defined under the general independence standards of the listing standards of the New York Stock Exchange.

    The Corporate Governance Committee's charter provides that the Corporate Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Corporate Governance Committee through the method described under "Communications with Non-Management Members of the Board of Directors" below. In addition, in accordance with the Company's bylaws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors, if such shareholder complies with the notice procedures set forth in the bylaws and summarized in the section of this proxy statement entitled "Other Information -- Shareholder Proposals."

    The Corporate Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Policies. The Corporate Governance Committee evaluates any candidate's qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Corporate Governance Committee will evaluate a candidate's business experience, diversity, international background, the number of other directorships held and leadership capabilities, along with any other skills or experience which would be of assistance to management in operating the Company's business. The Company did not receive notice of a director candidate recommended by a shareholder or group owning more than 5% of the Company's voting common stock for at least one year as of the date of recommendation on or prior to November 26, 2004, the date that is 120 days before the anniversary of the prior year's release of the proxy statement.

    The Corporate Governance Committee utilizes several methods for identifying and evaluating director nominees. The Corporate Governance Committee periodically assesses whether any vacancies on the Board are expected due to retirement or otherwise and, in the event that vacancies are anticipated, the Committee considers possible director candidates. The Corporate Governance Committee has utilized professional search firms to identify candidates based upon the director membership criteria described in the Corporate Governance Policies.

    Mr. John S. Brinzo, who was elected as a director by the Board on December 6, 2004, was included in a list of candidates being evaluated by a professional search firm at the suggestion of one of the non-management directors. Based on the evaluations performed by the search firm and its own review of possible candidates, the Corporate Governance Committee recommended Mr. Brinzo's election as a director and his inclusion on the proxy card.

COMMUNICATIONS WITH NON-MANAGEMENT MEMBERS OF THE BOARD OF DIRECTORS

    The Company's Corporate Governance Policies set forth a process by which shareholders can send communications to the non-management members of the Board of Directors. When interested third parties have concerns, they may make them known to the non-management directors by communicating via written correspondence sent U.S. mail c/o "Executive Session Chairman" at the Company's Richmond, Virginia address. All such correspondence is provided to the presiding chairman at, or prior to, the next executive session held at a regular Board meeting.

COMPENSATION OF DIRECTORS

    Each non-employee director is paid an annual retainer fee of $32,500, an attendance fee of $1,750 for each meeting of the Board and of each committee of the Board, and a fee of $1,750 per day for rendering any special services to the Company at the request of the Chairman of the Board. Each Committee chairman receives an additional annual fee of $3,300. A director may elect to defer receipt of his or her fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of JPMorgan Chase, as of the end of the previous calendar quarter.

    Under the terms of the Company's Directors' Stock Accumulation Plan, each non-employee director receives, as of June 1 of each year, an allocation of units representing shares of Brink's Common Stock (the "DSAP Units") equal to
(a) 50% of the annual retainer in effect on such June 1 if he or she has accrued less than eight years of service or (b) 25% of such annual retainer if he or she has accrued eight or more years of service, divided by the average of the high and low per share quoted sale prices of Brink's Common Stock on the first trading date in June. In addition, under the Directors' Stock Accumulation Plan, additional DSAP Units are credited to participants' accounts in respect of cash dividends paid on Brink's Common Stock based upon the Directors' Stock Accumulation Plan's formula for accrual. Upon a participant's termination of service and provided that the criteria set forth in the plan have been met, the distribution of shares of Brink's Common Stock equal to the number of DSAP Units allocated to such director's account will be made in a single lump sum distribution. The participant may elect, in accordance with the plan, to receive a distribution in equal annual installments (not more than 10).

    The following table sets forth information concerning the number of DSAP Units credited during 2004 to each non-employee director:

                                                              2004 DSAP UNITS
                                                                 CREDITED
                                                                 --------
Roger G. Ackerman...........................................       262.86
Betty C. Alewine............................................       525.72
James R. Barker.............................................       262.86
Marc C. Breslawsky..........................................       525.72
John S. Brinzo..............................................         0.00
James L. Broadhead..........................................       262.86
Gerald Grinstein............................................       525.72
Ronald M. Gross.............................................       262.86
Carl S. Sloane..............................................       525.72
Ronald L. Turner............................................       525.72
All Non-Employee Directors as a Group (10 persons)..........     3,680.04

    Under the Non-Employee Directors' Stock Option Plan, automatic annual grants of options are made for 2,517 shares of Brink's Common Stock at 100% of fair market value on the date of grant to each non-employee director on each July 1 so long as the Non-Employee Directors' Stock Option Plan remains in effect. Each option granted annually will become exercisable six months from the date of grant. Each option granted under the Non-Employee Directors' Stock Option Plan constitutes a nonqualified stock option under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and terminates no later than ten years from the date of grant. The Non-Employee Directors' Stock Option Plan terminates on May 11, 2008. The options are nontransferable otherwise than by will or the laws of descent and distribution except that options may be transferable to immediate family members (or trusts therefor) of an optionee.

    Under the Directors' Charitable Award Program, the Company will contribute $1,100,000 on behalf of each participating director after such director's death. Of that amount, $100,000 will be donated to one or more tax-exempt organizations designated by the Company, and $1,000,000 will be donated in accordance with the director's recommendations to eligible educational institutions and charitable organizations. On February 7, 2003, the Board closed the Directors' Charitable Award Program to new participants. Each of the Company's directors, except Mr. Brinzo, who joined the Board in December of 2004, currently participates in the Directors' Charitable Award Program. The Company is the owner and beneficiary of life insurance policies insuring the lives of the participating directors. Premiums paid in 2004 in respect of such policies totaled in aggregate approximately $423,145.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation of the Chief Executive Officer and the other four highest paid executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                                  ANNUAL             ----------------------------
                                               COMPENSATION            AWARDS          PAYOUTS
                                          -----------------------    -----------    -------------
                                                                     SECURITIES
            NAME AND                                                 UNDERLYING         LTIP            ALL OTHER
       PRINCIPAL POSITION         YEAR    SALARY(a)     BONUS(b)       OPTIONS      PAYOUTS(b)(c)    COMPENSATION(d)
       ------------------         ----    ---------     --------       -------      -------------    ---------------
M. T. Dan                         2004    $992,308     $1,320,000      160,000        $907,800           $18,541
 Chairman, President and          2003     915,846        750,000      115,000               0            21,762
 Chief Executive Officer          2002     880,077        663,000      172,000               0            18,624
R. T. Ritter                      2004    $407,692     $  325,000       40,000        $249,645           $12,395
 Vice President and               2003     371,923        250,000       25,000               0            15,388
 Chief Financial Officer          2002     346,154        200,000       40,000               0            14,791
F. T. Lennon                      2004    $353,654     $  225,000       30,000        $189,125           $14,164
 Vice President -- Human          2003     325,200        175,000       20,000               0            17,216
 Resources and Administration     2002     310,900        150,000       30,000               0            14,944
A. F. Reed                        2004    $353,654     $  225,000       30,000        $189,125           $11,802
 Vice President, General Counsel  2003     325,200        170,000       20,000               0            14,441
 and Secretary                    2002     311,169        140,000       30,000               0            12,926
J. B. Hartough                    2004    $253,385     $  110,000       20,000        $105,910           $11,030
 Vice President --                2003     240,677        105,000       18,000               0            13,530
 Corporate Finance                2002     236,800        163,000       20,000               0            19,013
 and Treasurer

---------

(a) Salaries before compensation reduction payments under the 401(k) Plan and the Deferral of Salary and Supplemental Savings Plan portions of the Company's Key Employees' Deferred Compensation Program (the "Deferred Compensation Program"). Because of the leap year, salaries reported above in 2004 reflect an additional payday, which applied to all employees.

    In addition, as of January 1, 2005, each participant's account was credited with additional units representing shares of Brink's Common Stock (the "Common Stock Units") in respect of cash dividends paid on Brink's Common Stock during 2004 based upon the formula for accrual in the Deferred Compensation Program. The following table sets forth the amount of 2004 salary deferred under the Deferred Compensation Program, including matching contributions of approximately 15% of salary for 2004, by each of the executive officers named above and the number of Common Stock Units credited to his account, including Common Stock Units in respect of matching contributions and cash dividends, in respect of salary paid in 2004:

                                       2004 COMPENSATION   COMMON STOCK
                                           DEFERRED           UNITS
                                           --------           -----
         Mr. Dan                           $382,591         13,367.98
         Mr. Ritter                         121,149          4,107.49
         Mr. Lennon                         134,416          4,461.82
         Mr. Reed                            98,613          3,269.85
         Mr. Hartough                        87,249          2,861.69

  Under the Deferred Compensation Program, distributions with respect to the Common Stock Units are to be made in shares of Brink's Common Stock on the basis of one share for each Common Stock Unit (with cash paid for fractional Common Stock Units), but the aggregate value of the shares so distributed attributable pursuant to the Deferral of Salary portion of the Deferred Compensation Program (including related dividends, but not matching contributions) may not be less than the aggregate amount of the salary deferred pursuant to the Deferral of Salary portion of the Deferred Compensation Program and the related dividends in respect of which such Common Stock Units were initially credited. Unless otherwise elected, such distributions will be made upon termination of employment or, for deferrals made after December 31, 2004, six months following such termination.

(b) Under the Deferred Compensation Program, participants are permitted to defer up to 100% of the cash incentive payment for 2004 made to them pursuant to the Key Employees Incentive Plan and the Management Performance Improvement Plan and, with respect to payments made to them pursuant to the Key Employees Incentive Plan, receive a Company-matching contribution with respect to the amount so deferred but not in excess of 10% of the cash incentive payment made pursuant to that plan, which amounts were converted into Common Stock Units in accordance with the formula for conversion in the Deferred Compensation Program. In addition, dividend credits of Common Stock Units were made to each participant's account in respect of cash dividends paid on Brink's Common Stock during 2004. The following table sets forth the aggregate amount of incentive compensation for 2004 deferred under the Deferred Compensation Program, including Company-matching contributions, by each of the executive officers named above and an estimate of the number of Common Stock
                                              (footnotes continued on next page)

(footnotes continued from previous page)

    Units credited to his account (the number of Common Stock Units is an estimate because the final calculation of Common Stock Units requires share price data for the month of March):

                                                           ESTIMATED
                                             2004 BONUS   COMMON STOCK
                                              DEFERRED       UNITS
                                              --------       -----
             Mr. Dan                          $981,900     26,242.07
             Mr. Ritter                         89,965      2,365.37
             Mr. Lennon                        135,000      3,461.54
             Mr. Reed                           45,000      1,153.85
             Mr. Hartough                       96,955      2,610.29

  Under the Deferred Compensation Program, distributions with respect to the Common Stock Units are to be made in shares of Brink's Common Stock on the basis of one share for each Common Stock Unit (with cash paid for fractional Common Stock Units), but the aggregate value of the shares so distributed attributable to the deferral of cash incentive payments (including related dividends, but not matching contributions) may not be less than the aggregate amount of the cash incentive payment deferred and the related dividends in respect of which such Common Stock Units were initially credited. Unless otherwise elected, such distributions will be made upon termination of employment or, for deferrals made after December 31, 2004, six months following such termination.

(c) These awards were granted pursuant to the shareholder approved Management Performance Improvement Plan based upon the achievement of financial goals established over a three year period.

(d) The Company made matching contributions under the 401(k) Plan in 2004 in the amount of $7,687.50 for each of Messrs. Dan, Ritter, Lennon, Reed and Hartough.

    In 2004, the Company paid life insurance premiums under the Executive Salary Continuation Plan in the amount of $10,853 for Mr. Dan; $4,707 for Mr. Ritter; $6,476 for Mr. Lennon; $4,114 for Mr. Reed; and $3,342 for Mr. Hartough. The Company, not the individual, is the beneficiary under the insurance policies. The Executive Salary Continuation Plan provides a death benefit equal to three times a covered employee's annual salary payable in ten equal annual installments to the employee's spouse or other designated beneficiary.

    Although the dollar amounts of perquisites provided to the executive officers do not meet the threshold for inclusion in the Summary Compensation Table, the following table identifies executive perquisites for the preceding three years:

                                           MR. DAN   MR. RITTER   MR. LENNON   MR. REED   MR. HARTOUGH
                                           -------   ----------   ----------   --------   ------------
Personal Use of Company
Aircraft..........................  2004   $ 2,064    $     0      $     0     $     0      $     0
                                    2003     2,810          0            0           0            0
                                    2002         0          0            0           0            0

Club Dues.........................  2004     4,700          0        2,136       3,936            0
                                    2003     4,800          0        1,620       2,980            0
                                    2002     4,650          0        1,801       3,621            0

Tax Preparation and Financial
  Planning........................  2004     5,071      3,252        9,475         795        1,000
                                    2003    10,920        750          475         818        2,000
                                    2002     3,168        750          713       1,050        7,000

Executive Physical Examinations...  2004     1,850      1,850        2,543       1,850            0
                                    2003         0          0            0           0        1,850
                                    2002         0          0            0           0        4,636

Executive Life Insurance
  Premiums........................  2004    15,647     14,304       21,902       5,073        5,203
                                    2003    14,225     11,540       19,910       4,612        4,730
                                    2002         0      8,284        9,914           0        3,845

Security Systems..................  2004       287        378        1,006         970          347
                                    2003       287        756            0       1,754          347
                                    2002       575          0            0         545          347

    Total.........................  2004   $29,619    $19,784      $37,062     $12,624      $ 6,550
                                    2003    33,042     13,046       22,005      10,164        8,927
                                    2002     8,393      9,034       12,428       5,216       15,828

STOCK OPTIONS

    The following table sets forth information concerning nonqualified stock options granted under the Company's 1988 Stock Option Plan on July 8, 2004, to the Chief Executive Officer and the other officers named in the Summary Compensation Table. Such options will (i) become exercisable as to one-third of the total number of shares covered by such option on each of the first, second and third anniversary of the date of grant; (ii) have purchase prices per share equal to 100% of the fair market value of Brink's Common Stock on the date of grant, rounded up to the next higher cent; and (iii) expire on July 8, 2010. No Stock Appreciation Rights were granted in 2004 to the named executive officers.

                             OPTION GRANTS IN 2004
                               INDIVIDUAL GRANTS

                                       NUMBER OF     PERCENT OF
                                       SECURITIES   TOTAL OPTIONS   EXERCISE
                                       UNDERLYING    GRANTED TO      PRICE                  GRANT DATE
                                        OPTIONS     EMPLOYEES IN      PER      EXPIRATION    PRESENT
NAME                                    GRANTED         2004         SHARE        DATE       VALUE(a)
----                                    -------         ----         -----        ----       --------
M. T. Dan............................   160,000         17.51%       $32.68    07/08/2010   $1,804,114
R. T. Ritter.........................    40,000          4.38         32.68    07/08/2010      451,029
F. T. Lennon.........................    30,000          3.28         32.68    07/08/2010      338,271
A. F. Reed...........................    30,000          3.28         32.68    07/08/2010      338,271
J. B. Hartough.......................    20,000          2.19         32.68    07/08/2010      225,515

---------

(a) Based on the Black-Scholes option-pricing model and the following assumptions: (i) projected annual dividend yield of 0.50% for Brink's Common Stock; (ii) expected volatility of 31.77%; (iii) a risk-free rate of return of 4.06%; and (iv) all options are exercised on the expiration date. All values vest at 33% per annum until fully vested, and were also discounted by 3% per year to reflect the risk of forfeiture before vesting. The actual value an executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Grant Date Present Value column will actually be realized. No gain to an executive officer is possible without an appreciation in stock value.

    The following table sets forth information concerning the exercise of options during 2004 and unexercised options held at the end of such year.

                      AGGREGATED OPTION EXERCISES IN 2004
                           AND YEAR-END OPTION VALUES

                                 STOCK OPTIONS

                                                            NUMBER OF
                                                      SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                         SHARES                         DECEMBER 31, 2004              DECEMBER 31, 2004
                       ACQUIRED ON      VALUE      ---------------------------   ------------------------------
NAME                    EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                    --------      --------     -----------   -------------    -----------     -------------
M. T. Dan............    13,089      $205,628.19     652,600        293,999      $12,737,555.67   $3,967,257.89
R. T. Ritter.........     3,636         4,508.64     135,309         69,999        2,619,184.83      913,377.89
F. T. Lennon.........    37,732       472,390.44      71,667         53,333        1,243,758.06      705,191.94
A. F. Reed...........    35,308       473,576.76      71,667         53,333        1,243,758.06      705,191.94
J. B. Hartough.......    15,011        75,483.03      51,834         38,666        1,064,066.98      545,348.02

                    LONG-TERM INCENTIVE PLAN AWARDS IN 2004

                                                                              ESTIMATED FUTURE PAYOUTS UNDER
                                 NUMBER OF        PERFORMANCE OR OTHER          NON-STOCK PRICE-BASED PLANS
                               SHARES, UNITS          PERIOD UNTIL          -----------------------------------
NAME                          OR OTHER RIGHTS     MATURATION OR PAYOUT      THRESHOLD     TARGET      MAXIMUM
----                          ---------------     --------------------      ---------     ------      -------
M. T. Dan...................         *            01/01/2005 - 12/31/2007      $0       $1,000,000   $2,000,000
R. T. Ritter................         *            01/01/2005 - 12/31/2007       0          250,000      500,000
F. T. Lennon................         *            01/01/2005 - 12/31/2007       0          200,000      400,000
A. F. Reed..................         *            01/01/2005 - 12/31/2007       0          200,000      400,000
J. B. Hartough..............         *            01/01/2005 - 12/31/2007       0          150,000      300,000

---------

* All payments made under the Management Performance Improvement Plan are made in cash unless payment is deferred at the recipient's election. Payments will be made under the Management Performance Improvement Plan to the named executive officers with respect to the measurement period set forth above only if the Company meets specific performance thresholds for revenue, operating profit, earnings per share and the addition of economic value during the applicable measurement period.

PENSION-RETIREMENT PLAN

    The Company maintains a noncontributory defined benefit Pension-Retirement Plan (the "Pension Plan") covering, generally, full-time employees of the Company and participating subsidiaries who are not covered by a collective bargaining agreement. Accrued benefits under the Pension Plan are vested upon employees' completion of five years of Vesting Service (as defined in the Pension Plan). The Internal Revenue Code limits the amount of pensions which may be paid under federal income tax qualified plans. The Board of Directors adopted a Pension Equalization Plan (the "Equalization Plan") under which the Company will make additional payments so that the total amount received by each such person affected by the Internal Revenue Code limitations is the same as would have otherwise been received under the Pension Plan. The Company has reserved the right to terminate or amend the Pension Plan and the Equalization Plan at any time.

    Effective December 1, 1997, the Equalization Plan was amended to permit participants to receive the actuarial equivalent of their benefit under such plan in a lump sum. By August 1, 2006, or earlier, upon a Change in Control (as defined in the Equalization Plan), the Company is required to contribute amounts in cash to a trust established between the Company and JPMorgan Chase. Such amounts are designed to be sufficient to provide the benefits to which
(a) participants under the Equalization Plan and (b) retirees covered under certain employment contracts, are entitled pursuant to the terms of the Equalization Plan and such employment contracts. The assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

    Effective June 1, 2003, the Pension Plan was amended to provide a lower accrual rate for Benefit Accrual Service earned after June 1, 2003. In addition, the Pension Plan's Average Annual Salary definition was changed from 36 to 60 consecutive months. At June 1, 2003, the executive officers named in the Summary Compensation Table had been credited under the Pension Plan with the following years of Benefit Accrual Service: Mr. Dan, 21 years; Mr. Lennon, 26 years; Mr. Hartough, 16 years; Mr. Reed, 16 years; and Mr. Ritter, 5 years.

    The table below illustrates the estimated annual benefits payable upon retirement at age 65 under the Pension Plan and Equalization Plan to officers and other eligible employees in various classifications as to Average Salary and years of Benefit Accrual Service (as defined in the Pension Plan) for service prior to June 1, 2003. The table below does not reflect reductions on account of the applicable Social Security taxable wage base.

                               PENSION PLAN TABLE

                                        ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL SALARY         PAYABLE BASED ON BENEFIT ACCRUAL SERVICE OF:
DURING 36 CONSECUTIVE   --------------------------------------------------------
MONTHS OF HIGHEST PAY   10 YEARS   15 YEARS   20 YEARS    25 YEARS     30 YEARS
---------------------   --------   --------   --------    --------     --------
     $  300,000         $ 63,000   $ 94,500   $126,000   $  157,500   $  172,500
        500,000          105,000    157,500    210,000      262,500      287,500
        700,000          147,000    220,500    294,000      367,500      402,500
        900,000          189,000    283,500    378,000      472,500      517,500
      1,100,000          231,000    346,500    462,000      577,500      632,500
      1,300,000          273,000    409,500    546,000      682,500      747,500
      1,500,000          315,000    472,500    630,000      787,500      862,500
      1,700,000          357,000    535,500    714,000      892,500      977,500
      1,900,000          399,000    598,500    798,000      997,500    1,092,500
      2,100,000          441,000    661,500    882,000    1,102,500    1,207,500
      2,300,000          483,000    724,500    966,000    1,207,500    1,322,500

    The table below illustrates the estimated annual benefits payable upon retirement at age 65 under the Pension Plan and Equalization Plan to officers and other eligible employees in various classifications as to Average Salary and years of Benefit Accrual Service as defined in the Pension Plan (as amended
June 1, 2003).

                               PENSION PLAN TABLE

                                        ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL SALARY         PAYABLE BASED ON BENEFIT ACCRUAL SERVICE OF:
DURING 60 CONSECUTIVE   --------------------------------------------------------
MONTHS OF HIGHEST PAY   10 YEARS   15 YEARS   20 YEARS    25 YEARS     30 YEARS
---------------------   --------   --------   --------    --------     --------
     $  300,000         $ 52,500   $ 78,750   $105,000   $  131,250   $  146,250
        500,000           87,500    131,250    175,000      218,750      243,750
        700,000          122,500    183,750    245,000      306,250      341,250
        900,000          157,500    236,250    315,000      393,750      438,750
      1,100,000          192,500    288,750    385,000      481,250      536,250
      1,300,000          227,500    341,250    455,000      568,750      633,750
      1,500,000          262,500    393,750    525,000      656,250      731,250
      1,700,000          297,500    446,250    595,000      743,750      828,750
      1,900,000          332,500    498,750    665,000      831,250      926,250
      2,100,000          367,500    551,250    735,000      918,750    1,023,750
      2,300,000          402,500    603,750    805,000    1,006,250    1,121,250

    Such amounts are based on the assumption that the employee will be in the Company's employ until normal retirement date (age 65), that the Pension Plan and Equalization Plan will continue in effect without change and that payments will be made on a straight life annuity basis. The Pension Plan and Equalization Plan give effect to the full amount of earnings shown under the salary and bonus columns of the Summary Compensation Table. At December 31, 2004, the executive officers named in the Summary Compensation Table had been credited under the Pension Plan, as amended June 1, 2003, with two years each of Benefit Accrual Service. The table does not reflect reductions on account of the applicable Social Security taxable wage base.

EMPLOYMENT AGREEMENTS

    As of May 4, 1998, the Company entered into an employment agreement with Mr. Dan which, as amended as of March 8, 2002, provides him with, among other things, a minimum annual salary of $884,000 for a period ending March 31, 2007, in exchange for his services as President and Chief Executive Officer of the Company. The agreement also provides certain benefits and obligations in the event of a termination of his services during the contract term other than for Due Cause (as defined in the agreement), including a lump-sum cash payment equal to (i) his annual salary, as in effect immediately prior to such termination, multiplied by three plus (ii) the bonus, if any, paid to him in respect of the immediately preceding fiscal year multiplied by three, plus (iii) a sum reflecting the economic equivalent of certain employee benefit programs.

CHANGE IN CONTROL ARRANGEMENTS

    In 1997 and 1998, the Company entered into change in control agreements (the "Change in Control Agreements") with Messrs. Dan, Hartough, Lennon, Reed and Ritter. Pursuant to these agreements, in the event Messrs. Dan, Hartough, Lennon, Reed or Ritter are terminated by the Company without Cause (as defined in their respective agreements) or quit for Good Reason (as defined in their respective agreements) within three years following a Change in Control (as defined in their respective agreements), the terminated executive will be entitled, in addition to other benefits, to a cash lump-sum payment equal to
(i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination) plus (ii) three times the sum of his Annual Base Salary and Annual Bonus (as defined in their respective agreements). Any payments made to the executives pursuant to the Change in Control Agreements will be grossed up to address excise-related taxes.

SEVERANCE AGREEMENTS

    In 1997 and 1998, the Company entered into severance agreements with Messrs. Hartough, Lennon, Reed and Ritter (the "Severance Agreements"), which provide that if the executive is terminated by the Company other than for Cause (as defined in such agreements) or he quits for Good Reason (as defined in such agreements), the terminated executive shall be entitled to receive, in addition to other benefits, but not in duplication of the benefits under the Change in Control Agreements (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination),
(ii) three times the sum of his annual base salary and Annual Bonus (as defined in such agreements) and (iii) previously deferred compensation and related matching contributions (whether or not vested). Any payments made to the executives pursuant to the Severance Agreements will be grossed up to address excise-related taxes.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                                NUMBER OF SECURITIES
                                                                                               REMAINING AVAILABLE FOR
                                             NUMBER OF SECURITIES        WEIGHTED AVERAGE       FUTURE ISSUANCE UNDER
                                          TO BE ISSUED UPON EXERCISE    EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                           OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
             PLAN CATEGORY                   WARRANTS AND RIGHTS       WARRANTS AND RIGHTS    REFLECTED IN COLUMN (a))
             -------------                --------------------------   --------------------   -------------------------
                                                     (a)                       (b)                     (c)(1)
Equity compensation plans approved by
security holders.......................           3,321,562                   $23.33                  1,289,260
Equity compensation plans not approved
by security holders....................               --                        --                       --
                                                  ---------                   ------                  ---------
   Total...............................           3,321,562                   $23.33                  1,289,260
                                                  ---------                   ------                  ---------
                                                  ---------                   ------                  ---------

---------

(1) The Deferred Compensation Program, as approved by shareholders, has no limit as to the number of securities available for issuance. The Directors' Stock Accumulation Plan, as approved by shareholders, had 105,870 shares available for issuance as of December 31, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Brink's Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2004, its officers, directors and greater than 10% beneficial owners were in compliance with all applicable filing requirements, with the exception of the following:
(i) each of the executive officers filed a Form 5 as of February 14, 2005, reporting eight transactions (with Mr. Dan reporting one additional transaction on an earlier Form 4) related to deferred compensation units that were issued to such individuals as a result of deferrals of cash compensation and dividends under the Deferred Compensation Program that had not previously been reported and to correct certain arithmetic errors in previously filed Section 16 reports and (ii) each of the non-management directors, other than the Company's recently elected director, Mr. Brinzo, filed a Form 5 as of February 14, 2005, reporting nine transactions (except that Mr. Turner, who was elected in 2003, reported only four transactions) related to deferred compensation units issued as a result of the deferral of compensation and dividends by such individuals under the Directors' Stock Accumulation Plan that had not been reported in previously filed Section 16 reports.

REPORT OF COMPENSATION AND BENEFITS COMMITTEE

    The Composition and Purpose of the Compensation and Benefits Committee. The Compensation and Benefits Committee (the "Compensation Committee") consists of four directors, each of whom has been determined by the Board of Directors to satisfy the requirements for independence established by the New York Stock Exchange listing standards and the Company's Corporate Governance Policies and are "non-employee directors" (within the meaning of Rule 16b-3 of the Securities Exchange Act of

1934, as amended) and "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code). Pursuant to the charter of the Compensation Committee (a copy of which is available on the Company's website at www.brinkscompany.com) the purpose of the Compensation Committee is to establish and review policies governing salaries, incentive compensation and the terms and conditions of employment of senior executive officers and other key employees of the Company.

    Independent Compensation Committee Consultants. In 2004, the Compensation Committee retained recognized independent consultants in the field of executive compensation to advise the Compensation Committee on the Company's compensation programs for executive officers and other key employees. With the assistance of the independent consultants, the Compensation Committee made a comprehensive review of all aspects of the Company's compensation programs, including for 2004 salary, annual cash incentive payments under the Key Employees Incentive Plan (the "KEIP"), long-term incentive awards under the Management Performance Improvement Plan (the "MPIP"), stock option grants under the 1988 Stock Option Plan, as well as compensation deferral opportunities, perquisites, retirement programs, executive stock ownership, change in control and severance arrangements.

    The Philosophy of the Compensation Committee. The Compensation Committee has established a compensation program to attract, retain and motivate executive officers and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. Recognizing the desirability of tying the compensation of executive officers to performance and of aligning their interests closely to the long-term interests of the Company and its shareholders, the Compensation Committee believes that a significant part of executive officers' compensation should be paid in the form of incentive payments under the KEIP and the MPIP, as well as grants of stock options under the 1988 Stock Option Plan.

    The Compensation Committee believes further that the salaries of the Chief Executive Officer (the "CEO") and the other executive officers should be at or near the 50th percentile for comparable positions in companies of similar size across all industries from which the Company seeks to attract executive officers, while the aggregate of salary and annual incentive compensation opportunity to the CEO and the other executive officers should be reflective of individual and Company performance.

    The Compensation Committee believes that long-term incentive compensation aligns the interests of management and the Company's shareholders and that the long-term incentive compensation of the CEO and the other executive officers should be competitive but also indicative of individual and Company performance. Long-term incentive compensation is provided under three major plans: (i) the 1988 Stock Option Plan, (ii) the MPIP, a long-term cash compensation plan payable based upon performance targets established by the Compensation Committee pursuant to a plan approved by shareholders and (iii) the Key Employees' Deferred Compensation Program, which permits deferrals of cash compensation by the CEO and other executive officers into a Company stock fund, matched in part by the Company with additional Company stock.

    Any stock options granted have exercise prices equal to 100% of market value on the date of grant. Executive officers benefit from stock option grants only to the extent the stock price of Brink's Common Stock appreciates above the exercise price. In addition, because these options generally vest only after periods ranging from one to three years from the date of grant, they enhance the ability of the Company to retain executive officers while encouraging them to take a longer-term view in their decisions impacting the Company.

    The Compensation Committee believes that reasonable severance and post-takeover employment arrangements are an essential aspect of the terms of employment of executive officers. The Compensation Committee also recognizes the importance to the Company of retaining its executive officers during and after the disruption typically provoked by a takeover offer (whether or not ultimately successful). The Company is party to a "change in control" agreement and a severance agreement or employment agreement with each of its executive officers, and the Compensation Committee is firmly of the view that the Company and its shareholders have benefited from the protection that these agreements afford the executive officers. The Compensation Committee believes that these agreements provide reasonable compensation arrangements and give the Company a high degree of management stability.

    Executive Officer Compensation. The Compensation Committee annually reviews the salaries of the executive officers and approves any adjustments based on the CEO's and the Compensation Committee's evaluation of their individual performance and the competitive salary market, in light of the Compensation Committee's philosophy regarding executive salaries set forth above.

    Each year the Compensation Committee sets target cash incentive awards for executive officers under the KEIP. For purposes of determining actual awards under these guidelines in 2004, the Compensation Committee gave individual performance a weight factor of 50%, and each of unit and Company performance weight factors of 25%. In evaluating each factor, the Compensation Committee considers individual, unit and Company performance with respect to financial plans, strategy, cost containment and productivity objectives and corporate governance, process and compliance results.

    In 2004, the Compensation Committee made stock option grants to the executive officers of the Company totaling 280,000 shares of Brink's Common Stock, including a grant to the CEO of options totaling 160,000 shares of Brink's Common Stock.

    The Compensation Committee determined the number of stock options to be granted to the executive officers based on competitive practices and individual performance, considered in the context of the overall long-term incentive compensation philosophy described above.

    The Compensation Committee sets performance and award targets for the executive officers under the MPIP annually. The measurement period for these targets is three years. For the three year measurement period beginning in 2005, the Compensation Committee established specific performance measures for the Company with respect to revenue, operating profit, earnings per share and increases in economic value. Awards to the executives at the end of the measurement period may range from 0% to 200% of the target award, depending upon the performance of the Company against the pre-established criteria.

    CEO Compensation. In 2004, the Compensation Committee increased the CEO's salary by 4.35%, reflecting his individual performance and the competitive salary market in light of the Compensation Committee's compensation philosophy set forth above. For 2004, the CEO had a target cash incentive award under the KEIP of 100% of salary. Based on the KEIP guidelines, the CEO's actual award could have ranged from 0% to 200% of salary, depending on the evaluation of his performance and that of the Company as determined by the Compensation Committee and approved by the Board. The Compensation Committee recommended and the Board approved an annual incentive payment of $1,320,000 for the CEO and annual incentive payments for the other executive officers for 2004 after considering numerous quantitative and qualitative measures of the Company's performance in 2004, including, among others: (i) revenues, earnings and cash flow on a consolidated basis; (ii) revenues, operating earnings and cash flow of each business unit; (iii) the employee safety performance of each unit;
(iv) shareholder value as measured by the market capitalization of the Company; and (v) increases in economic value. In so doing, the Compensation Committee considered improvements in all areas noted, including an increase of approximately 75% in the Company's share price. The Compensation Committee also took into account as additional factors and criteria: pricing and market conditions affecting each business unit; the effect of the economy on such businesses; comparative performance of the Company's competitors; productivity and cost containment measures successfully carried out; progress of management development and employee relations efforts; the quality of strategic planning; and communications with external constituencies. In connection with the three year measurement period that ended in 2004 with respect to the MPIP, the Company exceeded the performance thresholds with respect to revenues, operating profit, earnings per share and increases in economic value previously established for the executive officers. For this measurement period, the CEO had a target award of $600,000. Given the Company's performance over the measurement period ended in 2004, the Compensation Committee approved an MPIP payment to the CEO of $907,800, together with payments to the other executive officers for the period ended in 2004.

    Additional Factors and Criteria. In 2004, the Compensation Committee based its evaluation of the CEO's and the other executive officers' performance not only on the measures of the Company's financial performance and the other factors and criteria described above, but also on its good faith business judgment of their performance as it related both as to results in 2004 and the long-term positioning of the Company for increased revenue and profits and value added growth. The

Compensation Committee did not attach specific weights to the foregoing factors. In making these determinations, the Compensation Committee reviewed all components of the CEO's and each executive officer's compensation, including base salary, annual incentive award, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains and the dollar value to the CEO and the cost to the Company of all perquisites and other personal benefits received.

    Section 162(m) of the Internal Revenue Code. Internal Revenue Code
Section 162(m) disallows a tax deduction for any publicly held corporation for paid remuneration exceeding $1 million in any taxable year for chief executive officers and certain other executive officers, except for performance-based remuneration. Historically, as reflected by the design and implementation of the Company's compensation programs, the Compensation Committee has sought, and continues to seek, the availability of tax deductibility. This policy, however, is subject to the reservation by the Compensation Committee of the flexibility to award non-deductible compensation in circumstances wherein the Compensation Committee believes, in its good faith business judgment, that such an award is in the best interest of the Company in attracting or retaining capable management.

                                          James R. Barker, Chairman
                                          Roger G. Ackerman
                                          James L. Broadhead
                                          Gerald Grinstein

REPORT OF AUDIT AND ETHICS COMMITTEE

    In compliance with the requirements of the New York Stock Exchange, the Audit Committee has a charter (the "Audit Committee Charter") outlining the functions and responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available on the Company's website at www.brinkscompany.com. In connection with those responsibilities, the Audit Committee has:

      Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with management and KPMG LLP ("KPMG"), the Company's independent auditors;

      Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 regarding required communication by external auditors with audit committees; and

      Received written disclosures and a letter from KPMG regarding KPMG's independence as required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence.

    The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.

    Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

                                          Carl S. Sloane, Chairman
                                          James R. Barker
                                          Marc C. Breslawsky
                                          John S. Brinzo
                                          Ronald M. Gross

PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns for Brink's Common Stock (formerly Pittston Brink's Group Common Stock) outstanding since December 31, 1999, through December 31, 2004, the S&P MidCap 400 Index and the S&P MidCap Diversified Commercial Services Index. The S&P MidCap Diversified Commercial Services Index will replace the composite index of peer companies (the "Old Custom Composite Index") selected by the Company because many of the companies in the Old Custom Composite Index are no longer publicly traded. For ease of comparison both are included in the performance graph below.

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG BRINK'S COMMON STOCK, THE S&P MIDCAP 400 INDEX, THE S&P MIDCAP DIVERSIFIED COMMERCIAL SERVICES INDEX
                     AND THE OLD CUSTOM COMPOSITE INDEX(1)

                           [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------
                             31-DEC-99   14-JAN-00   31-DEC-00   31-DEC-01   31-DEC-02   31-DEC-03   31-DEC-04
---------------------------------------------------------------------------------------------------------------
  The Brink's Company          $100        $ 99        $ 91        $102        $ 85        $105        $184
---------------------------------------------------------------------------------------------------------------
  S&P MidCap 400 Index         $100        $101        $118        $117        $100        $135        $158
---------------------------------------------------------------------------------------------------------------
  S&P MidCap Diversified
  Commercial Services Index    $100        $ 94        $132        $126        $110        $157        $175
---------------------------------------------------------------------------------------------------------------
  Old Custom Composite
  Index                        $100        $110        $ 98        $126        $133        $166        $240
---------------------------------------------------------------------------------------------------------------

---------

(1) As of December 31, 1999, the Company's common stock consisted of three tracking stocks: Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston BAX Group Common Stock ("BAX Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"). On January 14, 2000, the Company completed an exchange (the "Exchange") of BAX Stock and Minerals Stock into Brink's Stock, at exchange ratios of .4848 share of Brink's Stock for each share of BAX Stock and .0817 share of Brink's Stock for each share of Minerals Stock. As a result of the Exchange, the Company now has one class of common stock, Brink's Common Stock, instead of three separate classes of common stock, each of which was intended to track the performance of certain of the Company's business units. For the line designated as "The Brink's Company" the graph depicts the cumulative return on $100 invested in Brink's Stock until January 14, 2000 and, after such date, in Brink's Common Stock. For the Old Custom Composite Index, the S&P MidCap 400 Index and the S&P MidCap Diversified Commercial Services Index, cumulative returns are measured on an annual basis for the periods from December 31, 1999 through December 31, 2004, with the value of each index set to $100 on December 31, 1999. Total return assumes reinvestment of dividends. The returns of the component companies included in the Old Custom Composite Index are weighted according to each company's market capitalization at the beginning of each period. Companies in the Old Custom Composite Index are as follows: Airborne Inc. (through second quarter of 2003), Air Express International Corporation (through first quarter of 2000), Arch Coal Inc., Burns International Services Corp. (through second quarter of 2000), Circle International Group Inc. (through third quarter of 2000), Expeditors International of Washington Inc., FedEx Corp., Protection One Inc., Wackenhut Corporation (Class A) (through first quarter of 2002) and Westmoreland Coal Co. The Company chose the S&P MidCap 400 Index and the S&P MidCap Diversified Commercial Services Index because the Company is included in these indices, which broadly measure the performance of mid-size companies in the United States market.

                             PROPOSALS OF THE BOARD

    The following proposals are expected to be presented to the meeting. Holders of Brink's Common Stock will have one vote per share.

    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS: in order to be elected, nominees for director must receive a plurality of the votes cast by those present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and shares held by a broker in "street name" ("Brokers' Shares") that are not voted in the election of directors will not be included in determining the number of votes cast.

    PROPOSAL NO. 2 -- APPROVAL OF THE SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANTS: must receive more votes cast in favor of such proposal by holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereon than votes cast in opposition to such proposal by such holders. Abstentions and Brokers' Shares that are not voted on Proposal No. 2 will not be counted in determining the number of votes cast.

    PROPOSAL NO. 3 -- APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE MANAGEMENT PERFORMANCE IMPROVEMENT PLAN: must receive the affirmative vote of the holders of a majority of the shares cast with respect to such proposal, provided that the total vote cast on the proposal represents over 50% of the outstanding shares. Abstentions will have the same effect as a vote against the proposal.

    Absent voting instructions from a shareholder, a broker may or may not vote Brokers' Shares in its discretion depending on the proposals before the meeting. Under the rules of the New York Stock Exchange, a broker may vote Brokers' Shares in its discretion on "routine matters." The Company believes that the election of directors and the approval of the selection of independent public accountants are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Under the rules of the New York Stock Exchange, however, a broker may not be able to vote on proposals that are not considered "routine." When a proposal is not a routine matter and the broker has not received voting instructions with respect to that proposal, the broker cannot vote on that proposal. The Company believes that this proposal is a non-routine matter. As such, Brokers' Shares that are not voted on Proposal No. 3 will have no effect on the proposal, provided that the total vote cast represents over 50% of the outstanding shares.

    PROPOSAL NO. 4 -- APPROVAL OF THE BRINK'S COMPANY 2005 EQUITY INCENTIVE
PLAN: must receive the affirmative vote of the holders of a majority of the shares cast with respect to such proposal, provided that the total vote cast on the proposal represents over 50% of the outstanding shares. Abstentions will have the same effect as a vote against the proposal. The Company believes that this proposal is a non-routine matter. Brokers' Shares that are not voted on Proposal No. 4 will have no effect on the proposal, provided that the total vote cast represents over 50% of the outstanding shares.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

    In accordance with the Company's charter and bylaws, the Board of Directors is divided into three classes, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term.

    The nominees for election as directors are: Mr. Gross for a one-year term expiring in 2006 and Messrs. Breslawsky, Brinzo, and Dan, each for a three-year term expiring in 2008. Notwithstanding the Company's corporate governance policy regarding director retirement age, Mr. Gross has been nominated by the Board, in its good faith business judgment, to serve until 2006.

    The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.

    Set forth below is information concerning the age, principal occupation and employment during the past five years, other directorships and positions with the Company of each nominee and director, and the year in which he or she first became a director of the Company.

                                                          NOMINEE FOR ELECTION AS DIRECTOR FOR
                                                            A ONE-YEAR TERM EXPIRING IN 2006

                 [Ronald M. Gross photo]     RONALD M. GROSS, 71, is Chairman Emeritus of Rayonier Inc., a
                                               global supplier of specialty pulps, timber and wood
                 (1), (3), (4)                 products, after retiring as Chairman and Chief Executive
                                               Officer at the end of 1998. Mr. Gross was President and
                                               Chief Operating Officer from 1978, when he joined Rayonier, until 1981; President and Chief Executive Officer from 1981 to 1984; Chairman, President and Chief Executive Officer
                                               from 1984 to 1996; and Chairman and Chief Executive Officer from 1996 to 1998. He is a director of Rayonier Inc. and
                                               Corn Products International, Inc. Mr. Gross has been a
                                               director of the Company since 1995.

                                                NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM
                                                                    EXPIRING IN 2008

                 [Marc C. Breslawsky photo]  MARC C. BRESLAWSKY, 62, is Chairman and Chief Executive
                                               Officer of Imagistics International Inc., a company engaged
                 (1), (4), (5)                 in direct sales, service and marketing of enterprise office imaging and document solutions, and has held that position since 2001. From 1996 to 2001, he was President and Chief
                                               Operating Officer of Pitney Bowes Inc., and Vice Chairman
                                               from 1994 to 1996. Mr. Breslawsky is a director of
                                               Imagistics International Inc., The United Illuminating
                                               Company and C.R. Bard, Inc. Mr. Breslawsky has been a
                                               director of the Company since 1999.

                 [John S. Brinzo photo]      JOHN S. BRINZO, 63, has been Chairman, President and Chief
                                               Executive Officer of Cleveland-Cliffs Inc, a supplier of
                 (1), (4), (5)                 iron ore products to the steel industry in North America,
                                               China and Europe, since July 2003. Prior to his current
                                               position, Mr. Brinzo served as Chairman and Chief Executive
                                               Officer of Cleveland-Cliffs Inc from January 2000 through
                                               June 2003 and President and Chief Executive Officer from
                                               November 1997 through December 1999. Mr. Brinzo is also a
                                               director of Cleveland-Cliffs Inc and Chairman of the
                                               National Mining Association, the trade association of the
                                               North American mining industry. Mr. Brinzo has been a
                                               director of the Company since 2004.

                 [Michael T. Dan Photo]       MICHAEL T. DAN, 54, is Chairman of the Board, President and
                                               Chief Executive Officer of the Company. Prior to his
                 (4)                           election as President and Chief Executive Officer in
                                               February 1998, he served as President and Chief Executive
                                               Officer of Brink's, Incorporated beginning in 1993. Mr. Dan has been a director of the Company since 1998.

                                                                  CONTINUING DIRECTORS

                 [Roger G. Ackerman Photo]    ROGER G. ACKERMAN, 66, is the retired Chairman and Chief
                                               Executive Officer of Corning Incorporated, a company engaged
                 (2), (4), (5)                 in specialty glass, ceramics and communications. He retired as Chairman of the Board of Corning Incorporated in June
                                               2001. From 1996 through 2000, Mr. Ackerman served as Chief
                                               Executive Officer of Corning Incorporated, prior to which he served as President and Chief Operating Officer from 1992 to
                                               1996. He is a director of Massachusetts Mutual Life
                                               Insurance Company. Mr. Ackerman has been a director of the
                                               Company since 1991. His current term as a director of the
                                               Company expires in 2006.

                 [Betty C. Alewine Photo]     BETTY C. ALEWINE, 56, is the retired President and Chief
                                               Executive Officer of COMSAT Corporation, a provider of
                 (3), (4), (6)                 global satellite services and digital networking services
                                               and technology. Mrs. Alewine served as President and Chief
                                               Executive Officer of COMSAT from 1996 until August 2000,
                                               when the company was acquired by Lockheed Martin
                                               Corporation. She served as President of COMSAT's largest
                                               operating unit from 1994 to 1996. She is a director of New
                                               York Life Insurance Company and Rockwell Automation, Inc.
                                               Mrs. Alewine has been a director of the Company since 2000.
                                               Her current term as a director of the Company expires in
                                               2006.

                 [James R. Barker Photo]      JAMES R. BARKER, 69, is Chairman of The Interlake Steamship
                                               Co., vessel owners and operators of self unloaders, a
                 (1), (2), (4)                 position he has held since 1987. He is also Vice Chairman of
                                               Mormac Marine Group, Inc., a vessel operating company, and
                                               Moran Towing Corporation, tug and barge owners and
                                               operators. He is a director of Verizon Communications Inc.
                                               Mr. Barker has been a director of the Company since 1993.
                                               His current term as a director of the Company expires in
                                               2007.

                 [James L. Broadhead Photo]   JAMES L. BROADHEAD, 69, is the retired Chairman and Chief
                                               Executive Officer of FPL Group, Inc., a public utility
                 (2), (4), (6)                 holding company. He served as Chief Executive Officer and
                                               Chairman of FPL Group, Inc. from 1989 and 1990,
                                               respectively, until his retirement in December 2001. He is a director of New York Life Insurance Company. Mr. Broadhead has been a director of the Company since 1983. His current term as a director of the Company expires in 2007.

                 [Carl S. Sloane Photo]       CARL S. SLOANE, 68, is a private consultant and the Ernest L.
                                               Arbuckle Professor of Business Administration, Emeritus at
                 (1), (4), (6)                 Harvard University, Graduate School of Business
                                               Administration. From 1991 to 2000, he served as the Ernest
                                               L. Arbuckle Professor of Business Administration at Harvard
                                               University, Graduate School of Business Administration. He
                                               is a director of Rayonier Inc. Mr. Sloane has been a
                                               director of the Company since 1998. His current term as a
                                               director of the Company expires in 2006.

                 [Ronald L. Turner Photo]     RONALD L. TURNER, 58, has been Chairman, President and Chief
                                               Executive Officer of Ceridian Corporation since January
                 (3), (4), (5)                 2000. Ceridian Corporation is an information services
                                               company providing outsourcing services to the human
                                               resources, transportation and retail markets, and operates in the U.S., Canada and Europe. Mr. Turner served as Chief
                                               Operating Officer of Ceridian from April 1998 to January
                                               2000; Executive Vice President of Operations from March 1997 to April 1998; and has been a director of Ceridian since
                                               July 1998. He is also a director of FLIR Systems, Inc. and
                                               Imagistics International Inc. Mr. Turner was elected a
                                               director of the Company in 2002. His current term as a
                                               director of the Company expires in 2007.

---------
(1) Audit and Ethics Committee
(2) Compensation and Benefits Committee
(3) Corporate Governance and Nominating Committee
(4) Executive Committee
(5) Finance Committee
(6) Pension Committee

RECOMMENDATION OF THE BOARD
          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                  FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

STOCK OWNERSHIP

    Based in part on information furnished by each nominee, director and executive officer named in the Summary Compensation Table, the number of shares of Brink's Common Stock beneficially owned by them at January 31, 2005, was as follows:

NAME OF INDIVIDUAL                                  NUMBER OF SHARES
OR IDENTITY OF GROUP                              BENEFICIALLY OWNED(a)      PERCENT OF CLASS*
--------------------                              ---------------------      -----------------
R. G. Ackerman..................................           28,992(b)                *
B. C. Alewine...................................           16,506(b)                *
J. R. Barker....................................           25,985(b)                *
M. C. Breslawsky................................           31,054(b)                *
J. S. Brinzo....................................                0                   *
J. L. Broadhead.................................           26,972(b)                *
M. T. Dan.......................................          865,058(c)               1.52%
G. Grinstein....................................           31,054(b)                *
R. M. Gross.....................................           38,128(b)                *
J. B. Hartough..................................          108,233(c)                *
F. T. Lennon....................................          153,085(c)                *
A. F. Reed......................................          123,991(c)(d)             *
R. T. Ritter....................................          196,553(c)                *
C. S. Sloane....................................           34,041(b)                *
R. L. Turner....................................            6,582(b)                *
15 nominees, directors and executive officers as
  a group.......................................        1,686,234                  2.97%

---------

* Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares of Brink's Common Stock. None of such individuals beneficially owns more than 1% of the outstanding Brink's Common Stock, unless otherwise noted above.

(a) Includes shares of Brink's Common Stock which could be acquired within 60 days after January 31, 2005, upon the exercise of options granted pursuant to the Company's stock option plans, as follows:

    Mrs. Alewine............................................     12,585
    Mr. Barker..............................................     18,057
    Mr. Brinzo..............................................          0
    Mr. Dan.................................................    652,600
    Mr. Gross...............................................     30,175
    Mr. Hartough............................................     51,834
    Mr. Ritter..............................................    135,309
    Mr. Turner..............................................      5,034
    Each of Messrs. Ackerman and Broadhead..................     18,758
    Each of Messrs. Breslawksy, Grinstein and Sloane........     26,430
    Each of Messrs. Lennon and Reed.........................     71,667
    All nominees, directors and executive officers as a
     group (15 persons).....................................  1,165,734

(b) Includes units representing shares of Brink's Common Stock, rounded to the nearest whole unit, credited to each director's account under the Directors' Stock Accumulation Plan on or prior to January 31, 2005, as follows:

    Mr. Ackerman............................................    5,569
    Mrs. Alewine............................................    3,921
    Mr. Barker..............................................    6,670
    Mr. Brinzo..............................................        0
    Mr. Broadhead...........................................    6,255
    Mr. Gross...............................................    7,324
    Mr. Sloane..............................................    5,028
    Mr. Turner..............................................    1,548
    Each of Messrs. Breslawsky and Grinstein................    4,624

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (c) Includes units representing shares of Brink's Common Stock, rounded to the nearest whole unit, credited to respective accounts under the Deferred Compensation Program on or prior to January 31, 2005, as follows:

    Mr. Dan.................................................  179,994
    Mr. Hartough............................................   37,651
    Mr. Lennon..............................................   66,681
    Mr. Reed................................................   42,737
    Mr. Ritter..............................................   49,307

   Non-employee directors do not participate in the Deferred Compensation
Program.

 (d) Includes 102 shares of Brink's Common Stock held jointly by Mr. Reed with his son, 222 shares of Brink's Common Stock held jointly by Mr. Reed with his daughter, and 4,441 shares of Brink's Common Stock held jointly by Mr. Reed with his wife.

    The following table sets forth the only persons known to the Company to be deemed beneficial owners of more than five percent of the outstanding Brink's Common Stock as of the dates set forth in the footnotes to the table:

                    NAME AND ADDRESS OF                        NUMBER OF SHARES    PERCENT
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS
                      ----------------                        ------------------   --------
Barclays Global Investors, NA
Barclays Global Fund Advisors
    45 Fremont Street
    San Francisco, CA 94105.................................      3,220,670(a)      6.57%(a)
MMI Investments, L.P.
MCM Management, LLC
  152 West 57th Street
  New York, NY 10019........................................      2,906,500(b)      5.4% (b)

---------

 (a) According to a report on Schedule 13G dated February 13, 2004, filed with the SEC by Barclays Global Investors, NA, ("Barclays"), a bank as defined in the Securities Exchange Act of 1934, on behalf of itself and Barclays Global Fund Advisors, an investment advisor registered under the Investment Advisers Act of 1940 ("Barclays Advisors"), Barclays and Barclays Advisors had sole voting power over 3,220,670 shares of Brink's Common Stock, shared voting power over no shares of Brink's Common Stock, sole dispositive power over 3,220,670 shares of Brink's Common Stock and shared dispositive power over no shares of Brink's Common Stock, all of such shares being held in trust accounts for the economic benefit of the beneficiaries of those accounts.

 (b) According to a report on Schedule 13D dated February 2, 2004, filed with the SEC by MMI Investments, L.P. ("MMI"), a Delaware limited partnership engaged primarily in the business of investing in publicly traded securities, on behalf of itself and MCM Management, LLC, a Delaware limited liability company that is the sole general partner of MMI and whose principal business is investing in publicly traded securities ("MCM"), MMI and MCM had sole voting power over 2,906,500 shares of Brink's Common Stock, shared voting power over no shares of Brink's Common Stock, sole dispositive power over 2,906,500 shares of Brink's Common Stock and shared dispositive power over no shares of Brink's Common Stock.

                 PROPOSAL NO. 2 -- APPROVAL OF THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee has, subject to shareholder approval, selected KPMG as the Company's independent public accountants for the year 2005 and recommends approval of such selection by the shareholders. KPMG served in this capacity for the year 2004. One or more representatives of KPMG are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

FEES PAID TO KPMG

    The following table lists fees billed by KPMG for services rendered in fiscal years 2003 and 2004.

                                                               2004      2003
                                                               ----      ----
                                                               (IN THOUSANDS)
Audit Fees..................................................  $11,058   $4,335
Audit-Related Fees..........................................      386      500
Tax Fees....................................................      960      472
All Other Fees..............................................        6     --
                                                              -------   ------
    Total Fees..............................................  $12,410   $5,307
                                                              -------   ------
                                                              -------   ------

    AUDIT FEES are primarily for professional services provided in connection with the audit of the Company's financial statements and review of quarterly consolidated financial statements (including the audit of management's assessment of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, the fees for which were approximately $5.9 million) and audit services provided in connection with other statutory or regulatory filings.

    AUDIT-RELATED FEES primarily include fees for assurance services that are reasonably related to the audit of the Company's consolidated financial statements and for services in connection with audits of the Company's pension and other employee benefit plans.

    TAX FEES primarily include fees associated with tax compliance and tax advice, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.

    ALL OTHER FEES are for services provided to the Company not otherwise included in the categories above.

CONSIDERATION OF AUDITOR INDEPENDENCE

    The Audit Committee has concluded that the provision of the non-audit services by KPMG is compatible with maintaining their independence.

RECOMMENDATION

  THE AUDIT AND ETHICS COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE
   SHAREHOLDERS VOTE FOR THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                              -------------------

            PROPOSAL NO. 3 -- APPROVAL OF THE MATERIAL TERMS OF THE
                  PERFORMANCE GOALS UNDER THE BRINK'S COMPANY
                    MANAGEMENT PERFORMANCE IMPROVEMENT PLAN

    The Brink's Company Management Performance Improvement Plan (the "MPIP") was approved by the Company's shareholders at the 2000 annual meeting and became effective as of January 1, 2000. The purpose of the MPIP is to promote the interests of the Company and its subsidiaries by linking financial incentives provided to participants with improvements in the Company's financial results.

    Shareholders are being asked to approve the material terms of the performance goals under the MPIP, as amended. This approval is necessary to preserve the Company's federal income tax deduction for performance-based compensation paid to certain executive officers under
Section 162(m) of the Internal Revenue Code.

    Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the four other highest compensated officers of the Company. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid and the re-approval of such performance goals every five years.

MATERIAL TERMS OF THE PERFORMANCE GOALS

    The Compensation Committee administers the MPIP and is authorized to select key employees of the Company and its subsidiaries to participate in the MPIP. All members of the Compensation Committee must qualify as non-employee directors within the meaning of Rule 16b-3(b)(3) issued under the Exchange Act, and as an outside director under Section 162(m) of the Internal Revenue Code. Individuals who, in the opinion of the Compensation Committee, have the capacity to contribute significantly to the successful performance of the Company and its subsidiaries are eligible to participate in the MPIP.

    Each participant will be periodically granted awards ("Performance Awards") that will entitle him or her to receive cash payments following the completion of a three-year performance cycle ("Performance Measurement Period"), provided that specified performance measures and certain conditions described in the MPIP relating to continuation of employment are satisfied. The Compensation Committee will establish performance measures for each Performance Award which will be based on performance measures that include, but are not limited to, (a) net income, (b) operating income, (c) earnings per share, (d) return on equity,
(e) return on capital and/or economic value added (or equivalent metric),
(f) cash flow and/or free cash flow (before or after dividends), (g) revenue growth, (h) subscriber growth on a gross or net basis, (i) total shareholder return, (j) net revenue per employee, (k) market share, and/or (l) return on net assets, each as determined by the Compensation Committee with respect to the Company, any subsidiary and/or any business unit of the Company or any subsidiary and in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Compensation Committee prior to the expiration of the Performance Measurement Period, adjusted, to the extent permitted under Section 162(m) of the Internal Revenue Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the MPIP and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Measurement Period to Performance Measurement Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. The maximum incentive payment any one participant may be entitled to receive for any one Performance Measurement Period is $3,000,000. Notwithstanding the foregoing, with respect to Performance Measurement Periods beginning on or after January 1, 2005 and provided that no change of control (as defined in the MPIP) shall have occurred, the Compensation Committee may, in its discretion, reduce any payment to which a participant who is an employee of the Company would otherwise be entitled by such amount or percentage as the Compensation Committee deems appropriate.

OTHER MATERIAL TERMS OF THE MPIP

    A Performance Award shall terminate unless the participant remains continuously employed by the Company or a subsidiary until the date established by the Committee for payment of the Performance Award unless the termination is
(i) due to retirement (determined under the Pension-Retirement Plan of Company or other similar plan sponsored by the Company or a subsidiary in which the participant participates) ("Retirement"), disability (physical or mental incapacity which would entitle the participant to benefits under the Company's long-term disability plan) ("Disability") or death; (ii) approved by the Compensation Committee; or (iii) subsequent to a change in control (as defined in the MPIP). In the event a participant's employment is terminated due to Retirement, Disability or death, he or she (or, in the event of the participant's death, his or her beneficiary) will be entitled to a prorated portion of the Performance Award to which he or she would otherwise be entitled based on the portion of the Performance Measurement Period (determined in completed months) during which he or she was continuously employed by the Company or a subsidiary and based on the extent to which the performance goals were achieved as determined at the end of the Performance Measurement Period. In the event of a participant's termination of employment for reasons other than Retirement, Disability or death, the Compensation Committee may, but is not obligated to, authorize payment of an amount up to the prorated amount that would be payable under the preceding sentence. In the event of a change in control, Performance Awards will be deemed to be earned at 150% of the specified target dollar amount applicable to the Performance Award and will be paid as soon as practicable following the earlier of the participant's termination of employment after the change in control or the end of the Performance Measurement Period during which the change in control occurred.

    Participants entitled to receive a Performance Award for a Performance Measurement Period will be entitled to receive a lump-sum cash payment on a date selected by the Compensation Committee following the end of the Performance Measurement Period provided that the performance measures are met. Participants may elect to defer the receipt of payment of a Performance Award under the Deferred Compensation Program in accordance with the terms of such plan. Any payments made under the MPIP shall be subject to all applicable Federal, state or local taxes required by law to be withheld.

    The Board of Directors may amend or terminate the MPIP at any time without the approval of the Company's shareholders.

BENEFITS

    The following table sets forth the benefits payable under the MPIP to the 28 employee participants for the 2002-2004 Performance Measurement Period which ended on December 31, 2004.

                NAME AND PRINCIPAL POSITION                   COMPENSATION
                ---------------------------                   ------------
M. T. Dan
  Chairman, President and Chief Executive Officer...........   $  907,800
R.T. Ritter
  Vice President and Chief Financial Officer................   $  249,645
F. T. Lennon
  Vice President -- Human Resources and Administration......   $  189,125
A. F. Reed
  Vice President, General Counsel and Secretary.............   $  189,125
J. B. Hartough
  Vice President -- Corporate Finance and Treasurer.........   $  105,910
Section 16 Group (as a whole)...............................   $1,641,605
Non-Section 16 Group (as a whole)...........................   $2,302,365

RECOMMENDATION OF THE BOARD

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
 VOTE FOR THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE
            BRINK'S COMPANY MANAGEMENT PERFORMANCE IMPROVEMENT PLAN.

                              -------------------

               PROPOSAL NO. 4 -- APPROVAL OF THE BRINK'S COMPANY
                           2005 EQUITY INCENTIVE PLAN

    The Company currently maintains equity-based compensation arrangements designed to provide an additional incentive for the officers and employees who are key to the Company's success. The Board of Directors believes that these plans have been effective in providing such an incentive. The Board also believes that, for the Company to continue to attract and retain outstanding individuals at all levels of the Company's organization, it must continue to have incentive plans of these types in place.

    The Brink's Company 1988 Stock Option Plan (the "1988 Stock Option Plan") was approved by the Company's shareholders and has served as an important part of the Company's overall compensation program through its enabling of stock option grants to employees. With The Brink's Company 2005 Equity Incentive Plan (the "2005 Plan"), the Company has broadened the types of equity awards that can be granted, and updated the plan by including other provisions that are consistent with similar plans currently being adopted by public companies.

    As of December 31, 2004, there were 461,660 shares of the common stock of the Company available for grant under the 1988 Stock Option Plan. If approved, the 2005 Plan will become effective May 6, 2005 and will replace the 1988 Stock Option Plan for new grants. The 2005 Plan is being presented for shareholder approval to comply with certain regulatory requirements. If shareholders do not approve the 2005 Plan, it will not be adopted and no grants will be made under it. In such a case, the Company's existing plan will remain in effect.

2005 EQUITY INCENTIVE PLAN

    The proposed 2005 Plan is attached as Exhibit A to this proxy statement. The principal features of the 2005 Plan are summarized below.

  Shares Available for Awards

    Under the 2005 Plan, the number of shares of common stock available for issuance will be 5,000,000 shares, subject to adjustment by the Compensation Committee (defined below) for stock splits and other events as set forth in the 2005 Plan. Shares covered by an award granted under the 2005 Plan other than options and stock appreciation rights will be counted against the 2005 Plan's authorized shares as two shares for every one share covered by the award. In addition, each stock appreciation right will be counted against the 2005 Plan's authorized shares, regardless of whether a share is used to settle the stock appreciation right upon exercise. If an award under the 2005 Plan is cancelled or forfeited without the delivery of the full number of shares underlying such award, only the net number of shares actually delivered to the participant will be counted against the 2005 Plan's authorized shares. If an outstanding award under 1988 Stock Option Plan is cancelled or forfeited without the delivery of the number of shares underlying such award, such undelivered shares will also be available for issuance under the 2005 Plan in addition to all other shares authorized for issuance. Also, shares underlying awards issued in assumption of or substitution for awards issued by a company acquired by the Company ("Substitute Awards") will not reduce the number of shares remaining available for issuance under the 2005 Plan.

    No Participant may receive options and stock appreciation rights under the 2005 Plan relating to more than 400,000 shares of common stock, subject to adjustment as noted above, in any calendar year.

  Material Features of the 2005 Plan

    The 2005 Plan will be administered by the Compensation and Benefits Committee (the "Compensation Committee"), a board committee consisting of not less than three directors. Each director on the Compensation Committee is and will continue to be "independent" of the Company, as required by the rules of the New York Stock Exchange. The Compensation Committee will have, among other powers, the power to interpret and construe any provision of the 2005 Plan, to adopt rules and regulations for administering the 2005 Plan and to perform other acts relating to the 2005 Plan. Decisions of the Compensation Committee are final and binding on all parties.

    The Compensation Committee will have the sole discretion to grant to eligible participants one or more equity awards, including options, stock appreciation rights, restricted stock and restricted stock units, performance units, "other stock based awards" or any combination thereof. The Compensation Committee will have the sole discretion to determine the number or amount of any award to be awarded to any participant.

    If the Compensation Committee determines that a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(d) of the 2005 Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the 2005 Plan, the Compensation Committee may adjust: (i) the number and type of shares (or other securities) which may be made the subject of awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award. The Compensation Committee may not take any other action to directly or indirectly reduce, or have the effect of reducing, the exercise price of any option as established at the time of grant.

    Awards will be granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise the holder will receive cash, stock, other securities or other awards or any combination thereof, as the Compensation Committee will determine. Any shares of stock deliverable under the 2005 Plan may consist in whole or in part of authorized and unissued shares or shares acquired by the Company.

    Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, the exercise price of stock under any stock option, the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. The Compensation Committee will determine the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made. Under the 2005 Plan, determinations of the fair market value of shares of the Company's common stock will be based on the average of the high and low quoted sales price on the date in question and determinations of fair market value with respect to other property will be made in accordance with methods or procedures established by the Compensation Committee.

    The Compensation Committee may cancel any outstanding award under the 2005 Plan in consideration of a cash payment or alternative award under the 2005 Plan made to the holder of such canceled award equal in value to the fair market value of such canceled award, but this authority may not be used to avoid the 2005 Plan's prohibition on option repricing.

    No awards may be granted under the 2005 Plan after the date of the annual shareholders meeting in 2015.

  Awards

    Options. The duration of options granted under the 2005 Plan will be established by the Compensation Committee but may not exceed six years. Subject to a minimum vesting period of one year, the Compensation Committee may impose a vesting schedule on options, and will determine the acceptable form(s) in which the exercise price may be paid. In general, options are exercisable following termination of employment for 90 days, if such options were exercisable at the time of termination. Upon termination of employment by reason of the holder's retirement or permanent and total disability, options held by the holder will remain outstanding and continue in accordance with their terms. In the event of the holder's death while employed or after retirement or permanent and total disability, options held by the holder will fully vest at the time of the holder's death (or, if later, on the first anniversary of the grant date) and remain exercisable by the holder's beneficiary or estate for three years following the holder's death or their earlier expiration in accordance with their terms. Also, the Compensation Committee may establish provisions applicable to options upon termination of employment that differ from those contained in the 2005 Plan.

    Options granted under the 2005 Plan may be "incentive stock options" ("ISOs"), which afford certain favorable tax treatment for the holder, or "nonqualified stock options" ("NQSOs"). See "Tax Matters" below.

    Stock Appreciation Rights. Stock appreciation rights ("SARs") may, but need not, relate to options. The Compensation Committee determines the terms of each SAR at the time of the grant. Any freestanding SAR may not be granted at less than the fair market value of the stock on the date the SAR is granted, cannot have a term of longer than six years and must have a minimum vesting period of one year. The employment termination provisions applicable to SARs are identical to those described above for options.

    Restricted Stock and Restricted Stock Units. The Compensation Committee may impose restrictions on restricted stock and restricted stock units at its discretion. These restrictions may lapse as the Compensation Committee deems appropriate, subject to a one year minimum vesting requirement. Upon termination of employment during the restriction period by reason of the holder's retirement or permanent and total disability, any restricted stock and restricted stock units held by the participant will remain outstanding and continue in accordance with their terms. In the event of the holder's death while employed or after retirement or permanent and total disability, restricted stock and restricted stock units held by the holder will fully vest at the time of the holder's death (or, if later, on the first anniversary of the grant date). Upon termination of employment during the restriction period for any other reason, the restricted stock and restricted stock units held by the participant will be forfeited. Also, the Compensation Committee may establish provisions applicable to restricted stock and restricted stock units upon termination of employment that differ from those contained in the 2005 Plan.

    Performance Units. Performance units will be granted and will vest upon the attainment of performance goals. The Compensation Committee will establish the performance criteria, the length of the performance period and the form and time of payment of the award. Generally, upon termination of employment during the restriction period, the performance units held by the participant will be forfeited. Upon termination of employment during the restriction period by reason of the holder's retirement or permanent and total disability, any performance units held by the participant will remain outstanding and continue in accordance with their terms. In the event of the holder's death, the holder's beneficiary or estate will receive a pro-rata portion of the performance unit upon the expiration of the applicable performance period. Also, the Compensation Committee may establish provisions applicable to performance units upon termination of employment that differ from those contained in the 2005 Plan.

    Awards (other than options and stock appreciation rights) to certain senior executives will, if the Compensation Committee intends any such award to qualify as "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Compensation
Committee: (i) net income, (ii) operating income, (iii) return on net assets,
(iv) revenue growth, (v) total shareholder return, (vi) earnings per share,
(vii) return on equity, (viii) net revenue per employee, (ix) market share,
(x) return on capital and/or economic value added (or equivalent metric),
(xi) cash flow and/or free cash flow (before or after dividends), or
(xii) subscriber growth (on a gross or net basis); each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Compensation Committee prior to the expiration of such award, adjusted, to the extent permitted under Section 162(m) of the Internal Revenue Code if the Compensation Committee intends the performance unit award to continue to constitute "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the 2005 Plan and cumulative effects of changes in accounting principles. Such targets may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Compensation Committee shall determine. The maximum number of shares which may be subject to any such performance unit award denominated in shares granted in any year is 400,000 shares and the maximum amount earned with respect to any such performance unit award denominated in cash or value other than cash on an annualized basis will be $5,000,000.

    Other Stock-Based Awards. The Compensation Committee may establish the terms and conditions of other stock-based awards such as dividend equivalents.

  Transferability

    The 2005 Plan provides that no award granted under the 2005 Plan may be transferred or otherwise encumbered by the individual to whom it is granted, other than by will or by designation of a beneficiary and that, during the individual's lifetime, each award will be exercisable only by the individual or by the individual's guardian or legal representative.

  Change in Control

    Unless specifically provided to the contrary in any applicable award agreement under the 2005 Plan, upon a Change in Control (as defined in the 2005
Plan), all outstanding awards will become fully exercisable, will vest and will be settled, as applicable, and any restrictions applicable to any award shall automatically lapse.

  Eligibility and Participation

    Any employee of the Company or its affiliates, including any officer or employee-director, will be eligible to receive awards under the 2005 Plan. Additionally, any holder of an outstanding equity based award issued by a company acquired by the Company may be granted a Substitute Award under the 2005 Plan. The Company and its affiliates had approximately 54,000 employees as of December 31, 2004. Directors who are not full-time or part-time officers or employees of the Company will not be eligible to participate in the 2005 Plan.

  Amendment and Termination

    The Board of Directors may amend, alter, discontinue or terminate the 2005 Plan or any portion of the 2005 Plan any time. However, shareholder approval must be obtained for any change that would increase the number of shares available for awards and may be required by New York Stock Exchange requirements for certain other amendments.

  New Plan Benefits

    Any awards under the 2005 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2005 Plan or that would have been granted during the last fiscal year had the 2005 Plan been in effect.

  Tax Matters

    The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2005 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

    Non-Qualified Stock Options. An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the underlying shares of common stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the shares received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.

    In the event of a sale of shares received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such shares is more than one year.

    Incentive Stock Options. An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. Also, the excess of the fair market value of the underlying shares on the date of exercise over the exercise price will be an item of income for purposes of the optionee's alternative minimum tax.

    A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.

    Stock Appreciation Rights. Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price will be taxed as ordinary income to the employee at the time it is received. An SAR settled in cash would be subject to additional taxes under Section 409A of the Internal Revenue Code and, as such, the Company currently does not intend to grant such instruments. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

    Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

    Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

    Restricted Stock Units and Performance Units. The grant of an award of restricted stock units or a performance units will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such an award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

RECOMMENDATION OF THE BOARD

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                          VOTE FOR THE APPROVAL OF THE
                  BRINK'S COMPANY 2005 EQUITY INCENTIVE PLAN.

                              -------------------

                               OTHER INFORMATION

SHAREHOLDER PROPOSALS

    To nominate a director at the annual meeting, a shareholder must satisfy conditions specified in the Company's bylaws. A shareholder who wishes to suggest potential nominees to the Board of Directors for consideration should write to the Corporate Governance and Nominating Committee through the method described under "Communicating with Non-Management Members of the Board of Directors" above, stating in detail the qualifications of such nominees for consideration by the Corporate Governance Committee of the Board. The Company's bylaws also prescribe the procedures a shareholder must follow to bring other business before annual meetings. For a shareholder to nominate a director or directors at the 2006 annual meeting or bring other business (including any proposal intended for inclusion in the Company's proxy materials) before the 2006 annual meeting, notice must be given to the Secretary of the Company between November 7, 2005, and January 6, 2006, inclusive. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other matters specified in the bylaws.

    Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary.

    The Company's internet address is www.brinkscompany.com. The Company makes available, free of charge, through its website, its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such information with or furnishes it to the Securities and Exchange Commission. In addition, the Corporate Governance Policies, Business Code of Ethics and the charters of the Audit and Ethics, Compensation and Benefits and Corporate Governance and Nominating Committees also are available on the Company's website. All of the documents described above are available in print, without charge, to any shareholder upon request by contacting the Corporate Secretary at 1801 Bayberry Court, P. O. Box 18100, Richmond, Virginia 23226-8100.

                                 OTHER MATTERS

    The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Brink's Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Georgeson Shareholder Communications Inc. to perform various proxy advisory and solicitation services. The fee of Georgeson Shareholder Communications Inc. in connection with the 2005 annual meeting is currently estimated to be approximately $17,500, plus reimbursement of out-of-pocket expenses.

                                                      AUSTIN F. REED
                                                      Secretary
March 25, 2005

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


                                                                       EXHIBIT A

                              THE BRINK'S COMPANY
                           2005 EQUITY INCENTIVE PLAN

SECTION 1. Purpose.

    The purpose of The Brink's Company 2005 Equity Incentive Plan is to act as the successor plan to The Brink's Company 1988 Stock Option Plan and to encourage those individuals who are expected to contribute significantly to the Company's success to accept employment or continue in the employ of the Company and its Subsidiaries, to enhance their incentive to perform at the highest level, and, in general, to further the best interests of the Company and its shareholders.

SECTION 2. Definition.

    As used in the Plan, the following terms shall have the meanings set forth below:

    (a) "ACT" shall mean the Securities Exchange Act of 1934, as amended.

    (b) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

    (c) "AWARD" shall mean any Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

    (d) "AWARD AGREEMENT" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

    (e) "BENEFICIARY" shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death.

    (f) "BOARD" shall mean the board of directors of the Company.

    (g) "CHANGE IN CONTROL" shall mean the occurrence of:

        (i) the approval of the shareholders of the Company (or if such approval is not required, the approval of the Board) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities or other property other than a consolidation or merger in which holders of the total voting power in the election of directors of the Company of Shares outstanding (exclusive of shares held by the Company's Affiliates) (the "TOTAL VOTING POWER") immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (B) any sale, leases, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company;

        (ii) any "person" (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power; or

        (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ceasing for any reason to constitute at least a majority thereof, unless the election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

    (h) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

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    (i) "COMMITTEE" shall mean the Compensation and Benefits Committee of the
Board or such other committee as may be designated by the Board.

    (j) "COMPANY" shall mean The Brink's Company.

    (k) "EXECUTIVE GROUP" shall mean every person who is expected by the Committee to be both (i) a "covered employee" as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 (as such number appearing in Section 162(m) of the Code may be adjusted by any subsequent legislation) for that taxable year.

    (l) "FAIR MARKET VALUE" shall mean with respect to Shares, the average of the high and low quoted sale prices of a share of such common stock on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the New York Stock Exchange Composite Transactions Tape or with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

    (m) "INCENTIVE STOCK OPTION" shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

    (n) "NON-QUALIFIED STOCK OPTION" shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

    (o) "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

    (p) "OTHER STOCK-BASED AWARD" shall mean any right granted under Section 10.

    (q) "PARTICIPANT" shall mean an individual granted an Award under the Plan.

    (r) "PERFORMANCE UNIT" shall mean any right granted under Section 9.

    (s) "PLAN" shall mean The Brink's Company 2005 Equity Incentive Plan.

    (t) "PREDECESSOR PLAN" shall mean The Brink's Company 1988 Stock Option
Plan.

    (u) "RESTRICTED STOCK" shall mean any Share granted under Section 8.

    (v) "RESTRICTED STOCK UNIT" shall mean a contractual right granted under
Section 8 that is denominated in Shares. Each Unit represents a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

    (w) "SAR" or "STOCK APPRECIATION RIGHT" shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(d), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

    (x) "SHARES" shall mean shares of the common stock of the Company.

    (y) "SUBSIDIARY" shall mean any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company.

    (z) "SUBSTITUTE AWARDS" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

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SECTION 3. Eligibility.

    (a) Any individual who is employed by the Company or any Affiliate, including any officer-director, shall be eligible to be selected to receive an Award under the Plan.

    (b) An individual who has agreed to accept employment by the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

    (c) Directors who are not full-time or part-time officers are not eligible to receive Awards hereunder.

    (d) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4. Administration.

    (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a "Non-Employee Director", as defined from time to time for purposes of Section 16 of the Act and the rules promulgated thereunder and shall satisfy the requirements for an outside director pursuant to Section 162(m) of the Code, and any regulations issued thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. No member or alternate member of the Committee shall be eligible, while a member or alternate member, for participation in the Plan. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

    (b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

    (c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

SECTION 5. Shares Available for Awards.

    (a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be 5,000,000 Shares. Any Shares covered by an Award other than Options and SARs shall be counted against this limit as 2 Shares for every one Share covered by the Award. In addition, each SAR shall be counted against this limit as one Share, regardless of whether a Share is used to settle the SAR upon exercise. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(d), no Participant may receive Options and SARs under the Plan in any calendar year that relate to more than 400,000 Shares.

    (b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. For purposes of this Section 5(b), awards under the Predecessor Plan shall be considered Awards.

    (c) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

    (d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) and Section 9(c), (ii) the number and type of Shares (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

    (e) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

SECTION 6. Options.

    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

        (a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

        (b) The term of each Option shall be fixed by the Committee but shall not exceed 6 years from the date of grant thereof.

        (c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that, except in the event of a Change in Control, an Option shall not be exercisable before the expiration of one year from the date the Option is granted.

        (d) The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

        (e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

        (f) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

        (g) Section 11 sets forth certain additional provisions that shall apply to Options.

SECTION 7. Stock Appreciation Rights.

    (a) The Committee is hereby authorized to grant Stock Appreciation Rights ("SARS") to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

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


    (b) SARs may be granted hereunder to Participants either alone ("FREESTANDING") or in addition to other Awards granted under the Plan ("TANDEM") and may, but need not, relate to a specific Option granted under
Section 6.

    (c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

    (d) A freestanding SAR shall not have a term of greater than 6 years or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of the Share on the date of grant and, except in the event of a Change in Control, shall not be exercisable before the expiration of one year from the date the SAR is granted.

    (e) Section 11 sets forth certain additional provisions that shall apply to SARs.

SECTION 8. Restricted Stock and Restricted Stock Units.

    (a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

    (b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, however, that subject to Section 12(g), Restricted Stock and Restricted Stock Units shall have a vesting period of not less than one year.

    (c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

    (d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units; provided, that the Committee may not waive the restriction in the proviso of Section 8(b).

    (e) If the Committee intends that an Award under this Section 8 shall constitute or give rise to "qualified performance based compensation" under
Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 9(c), including without limitation, the performance criteria and the Award limitation set forth therein, and any such Award shall be considered a Performance Unit Award for purposes of the Plan.

    (f) Section 11 sets forth certain additional provisions that shall apply to Restricted Stock and Restricted Stock Units.

SECTION 9. Performance Units.

    (a) The Committee is hereby authorized to grant Performance Units to Participants.

    (b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities or other Awards and (ii) shall confer on the holder thereof rights valued as determined by the

Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee; provided, however, that subject to
Section 12(g), the performance period relating to any Award of Performance Units shall be at least one year.

    (c) Every Performance Unit Award to a member of the Executive Group shall, if the Committee intends that such Award should constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more performance measures with respect to the Company, any Subsidiary and/or any business unit of the Company or any Subsidiary, including without limitation the following: (i) net income, (ii) operating income,
(iii) return on net assets, (iv) revenue growth, (v) total shareholder return,
(vi) earnings per share, (vii) return on equity, (viii) net revenue per employee, (ix) market share, (x) return on capital and/or economic value added (or equivalent metric), (xi) cash flow and/or free cash flow (before or after dividends), or (xii) subscriber growth (on a gross or net basis); each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Committee prior to the expiration of the Performance Unit Award, adjusted, to the extent permitted under Section 162(m) of the Code if the Committee intends the Performance Unit Award to continue to constitute "qualified performance-based compensation" under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the Plan and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Unit Award to Performance Unit Award and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. For any Award subject to any such pre-established formula, the maximum number of shares subject to any such Award denominated in Shares granted in any year shall be 400,000, subject to adjustment as provided in Section 5(d), and the maximum amount earned in respect of a Performance Unit Award denominated in cash or value other than Shares on an annualized basis shall be $5,000,000. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this
Section 9(c) applies upon attainment of such pre-established formula.

    (d) Section 11 sets forth certain additional provisions that shall apply to Performance Units.

SECTION 10. OTHER STOCK-BASED AWARDS.

    The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 11. Effect of Termination of Employment on Awards.

    Except as otherwise provided by the Committee at the time an Option, SAR, Restricted Stock, Restricted Stock Unit or Performance Unit is granted or in any amendment thereto, if a Participant ceases to be employed by the Company or any Affiliate, then:

        (a) with respect to an Option or SAR:

           (i) subject to Section 11(a)(ii), if termination is by reason of the Participant's early, normal or late retirement under the Company's Pension-Retirement Plan or any pension plan sponsored by the Company or a Subsidiary or by reason of the Participant's permanent and total disability, each Option or SAR held by the Participant shall continue to vest and remain exercisable and in full force and effect in accordance with its terms until the expiration date of the Award;

           (ii) if termination is by reason of the death of the Participant, or if the Participant dies after retirement or permanent and total disability as referred to in Section 11(a)(i), each Option or SAR held by the Participant shall fully vest at the time of the Participant's death (or, if later, at the time of the one year anniversary of the Option or SAR grant date) and may be exercised by the Participant's Beneficiary at any time within a period of three years after death (but not after the expiration date of the Award);

           (iii) if termination of employment is for reason other than as provided in Section 11(a)(i) or (ii), the Participant may exercise each Option or SAR held by the Participant within 90 days after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within 90 days after such termination, each Option or SAR held by the Participant may be exercised by the Participant's Beneficiary at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;

        (b) with respect to Restricted Stock or a Restricted Stock Unit:

           (i) subject to Section 11(b)(ii), if termination is by reason of the Participant's early, normal or late retirement under the Company's Pension-Retirement Plan or any pension plan sponsored by the Company or a Subsidiary or permanent and total disability, each Restricted Stock or Restricted Stock Unit Award held by the Participant shall continue to vest and remain in full force and effect in accordance with its terms;

           (ii) if termination is by reason of the Participant's death, or if the Participant dies after retirement or permanent and total disability as referred to in Section 11(b)(i), any and all restrictions with respect to each Restricted Stock or Restricted Stock Unit Award held by the Participant shall lapse at the time of the Participant's death (or, if later, at the time of the one year anniversary of the Restricted Stock or Restricted Stock Unit Award);

           (iii) if termination of employment is by reason other than as provided in Section 11(b)(i) or (b)(ii), any Restricted Stock or Restricted Unit Award held by the Participant that remains subject to restrictions shall be canceled as of such termination of employment and shall have no further force or effect;

        (c) with respect to a Performance Unit:

           (i) if termination is by reason of the Participant's early, normal or late retirement under the Company's Pension-Retirement Plan or any pension plan sponsored by the Company or a Subsidiary or permanent and total disability, each Performance Unit Award held by the Participant shall continue to vest and remain in full force and effect in accordance with its terms regardless of whether the Participant dies during such period;

           (ii) if termination of employment occurs prior to the expiration of any performance period applicable to a Performance Unit and such termination is by reason of the Participant's death, the Participant's Beneficiary shall be entitled to receive following the expiration of such performance period, a pro-rata portion of any amounts otherwise payable with respect to, or a pro-rata right to exercise, the Performance Unit, in each case determined based on the number of days in the performance period that shall have elapsed prior to such termination and the remainder of such Performance Unit shall be canceled; and

           (iii) if termination of employment occurs prior to the expiration of any performance period applicable to a Performance Unit and such termination is by reason other than as provided in Section 11(c)(i) or (ii), any Performance Unit Award held by the Participant shall be canceled as of such termination of employment and shall have no further force or effect.

SECTION 12. General Provisions Applicable to Awards.

    (a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

    (b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

    (c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

    (d) No Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to
Section 12(e). Each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

    (e) A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, the Beneficiary shall be the Participant's estate.

    (f) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse. Upon a Change in Control, Performance Unit Awards shall be considered to be earned and payable in full at the target level and any deferral or other restriction shall lapse and such Performance Unit Awards shall be immediately settled or distributed.

SECTION 13. Amendments and Termination.

    (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listing company rules of the New York Stock Exchange or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or

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termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

    (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, except as provided in Section 5(d), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof and provided further, that the Committee's authority under this Section 13(b) is limited in the case of Awards subject to Section 9(c), as set forth in Section 9(c).

    (c) Except as noted in Section 9(c), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

    (d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award, except that this Section 13(d) shall not be interpreted to permit any transaction that is prohibited by the second proviso of Section 13(b) relating to the direct or indirect repricing of Awards.

    (e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 14. Miscellaneous.

    (a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

    (b) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

    (c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

    (d) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

    (e) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

    (f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

    (g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 15. Effective Date of the Plan.

    The Plan shall be effective as of the date of its approval by the shareholders of the Company.

SECTION 16. Term of the Plan.

    No Award shall be granted under the Plan after the date of the annual shareholders meeting in the tenth year after the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

                                                                      Appendix 1


                                   DETACH HERE                            ZBRK62

                                      PROXY

                              THE BRINK'S COMPANY
    Proxy/Voting Direction Card Solicited on Behalf of the Board of Directors
                 for Annual Meeting of Shareholders, May 6, 2005

PROXY

The undersigned hereby appoints Michael T. Dan, Austin F. Reed and Robert T. Ritter and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Brink's Company at the Annual Meeting of Shareholders to be held on May 6, 2005, at 1:00 p.m., Eastern Daylight Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter.

This Proxy/Voting Direction Card also will serve as a direction to the Funding Agent of the Company's 401(k) Plan to vote all shares in The Brink's Company credited to the account of the undersigned. The Funding Agent will vote: (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the Funding Agent decides on any other matter.

If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

THE BRINK'S COMPANY

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL      ZBRK61

    Please mark
[X] votes as in                                                             #PIT
    this example.

The Board of Directors Recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" Items 2 through 4.

1. To elect one director for a term expiring in 2006 and                                                FOR   AGAINST   ABSTAIN
   three directors for a term expiring in 2008.                   2. To approve the selection of KPMG   [_]     [_]       [_]
   For one year term expiring in 2006:   (01) Ronald M. Gross        LLP as independent public
   For three year term expiring in 2008: (02) Marc C. Breslawsky     accountants to audit the
                                         (03) John S. Brinzo         accounts of the Company and its
                                         (04) Michael T. Dan         subsidiaries for the year 2005.

                                                                                                        FOR   AGAINST   ABSTAIN
              FOR              WITHHELD                           3. To approve the material terms of   [_]     [_]       [_]
              ALL   [_]    [_] FROM ALL                              the performance goals under The
           NOMINEES            NOMINEES                              Brink's Company Management
                                                                     Performance Improvement Plan.
    [_]
        -------------------------------------------                                                     FOR   AGAINST   ABSTAIN
        For all nominees, except for those nominees               4. To approve The Brink's Company     [_]     [_]       [_]
        written on the line above                                    2005 Equity Incentive Plan.

                                                                  NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                       Date:                       Signature:                       Date:
           ---------------------       ---------------------            ---------------------       ---------------------